EXHIBIT 23.1



       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2004 relating to the financial statements, which appear in Z-Tel Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Atlanta, GA
June 22, 2004